Exhibit 99.3

Traffic.com Reports Second Quarter 2006 Results

WAYNE, PA-- July 26, 2006--Traffic.com, Inc. (NASDAQ: TRFC - News), the leading provider of personalized traffic information to drivers coast to coast, today announced financial results for the second quarter 2006.

Robert N. Verratti, chief executive officer, Traffic.com said, "We are pleased with the Company’s execution against our goal of creating a clear leadership position in the market for real-time traffic information.  We continue to gain market share in our traditional advertising business, and the significant growth in our Internet-related and Traffic data services results provide evidence that we are making progress in the transition of our business model to one with greater revenue and profitability growth potential.”

For the quarter ended June 30, 2006, the Company reported total revenue of $14.4 million, an increase of 18.4% from $12.1 million in the second quarter of 2005.  Within total revenue, advertising revenue of $12.5 million for the second quarter of 2006 was up 12.1% from $11.2 million in the same period a year ago and included $0.2 million in Internet advertising revenue.  Traffic data service revenue of $1.9 million was up 91.0% from $1.0 million in the same period a year ago.  The Company reported a net loss of $4.7 million, or $0.23 per share, in the second quarter of 2006, compared to a net loss of $8.9 million, or $2.80 per share, in the second quarter of 2005.

“Traffic.com achieved a milestone in geographic expansion to 50 metropolitan areas well ahead of its original year-end target.  In addition to the most comprehensive real-time traffic information coverage and technology offering, our growing mindshare continues to attract other industry leaders.  We recently added AOL and Garmin International to our partner list. These additions and our existing partnership with NAVTEQ give us strategic relationships with the dominant market share leaders in both the personal navigation device and digital mapping data markets,” Verratti added.

Operational highlights since Traffic.com’s last earnings announcement include:

  Monthly unique visitors to Traffic.com’s Internet properties totaled 1.7 million in June 2006, an increase of 37% from March.
  The Company’s registered user base grew to 240,000 as of June 30, 2006, an increase of 40% from the end of the prior quarter.
  The Company increased its metropolitan area coverage to 50, an increase of 25% from the prior quarter’s earnings release and well ahead of the Company’s original target to have 50 markets under coverage by the end of 2006.
  Traffic.com was chosen by Garmin International as the provider of real-time traffic information for its Mobile 20 wireless GPS navigation system.
  The Georgia DOT signed an agreement to extend Traffic.com’s sensor network into Atlanta and the Pennsylvania Turnpike Commission signed a $3.3 million contract for Traffic.com to build out its sensor network to provide real-time traffic information.

  The Florida DOT signed a $2 million agreement for Traffic.com to provide comprehensive real-time traffic information in Southwest Florida.
  Microsoft officially launched its local.live.com site, which offers real-time traffic information provided by Traffic.com.
  AOL chose Traffic.com to be the provider of real-time traffic information for its AOL.com and AOLCityGuide.com sites.
  The Company launched its traffic hotline 1-866-MY-TRAFC for free real-time traffic reports on-the-go for both registered and unregistered users.

Conference Call Today

Traffic.com will hold its second quarter 2006 conference call today at 4:30 PM, Eastern Time.  To access the call in the US, please dial (800) 361-0912, or for international callers (913) 981-5559, 10 minutes prior to the start of the call.  The conference call can also be accessed live via the internet at:  http://investor.traffic.com/events

An on-demand replay of the call will be available on the Traffic.com investor relations site: http://investor.traffic.com/events, or by calling (719) 457-0820 or (888) 203-1112. The replay passcode will be 9324087. The call will remain archived on the Traffic.com investor relations site for 30 days.

Traffic.com, Inc.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenue:
Advertising	$12,529	$11,177	$21,856	$19,507
Traffic data services	1,851	969	3,308	1,899
	14,380	12,146	25,164	21,406
Cost of revenue	10,145	8,319	19,643	15,946
Gross margin	4,235	3,827	5,521	5,460

Operating expenses:
Research and development	1,542	797	2,810	1,604
Sales and marketing	4,755	3,529	9,011	7,312
General and administrative	2,976	2,495	5,133	4,192
Legal settlements	—	4,223	—	4,223
	9,273	11,044	16,954	17,331
Loss from operations	(5,038)	(7,217)	(11,433)	(11,871)
Interest income (expense), net	341	(1,686)	(958)	(2,813)

Net loss	$(4,697)	$(8,903)	$(12,391)	$(14,684)

Redemption and accretion of redeemable convertible preferred stock	—	(553)	(108)	(1,089)

Net income (loss) attributable to common stockholders	$(4,697)	$(9,456)	$(12,499)	$(15,773)

Net loss per common share	$(0.23)	$(2.80)	$(0.69)	$(4.69)

Weighted average common shares outstanding	20,412	3,377	18,066	3,361

Traffic.com, Inc.

Consolidated Balance Sheet Data

(In Thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)

Cash, cash equivalents, and short-term investments investments	$27,000	$13,143
Total assets	69,477	54,978
Long-term deferred revenue and deferred license fees	32,802	32,646
Senior secured credit facility and accrued interest	—	37,659
Other long-term liabilities	1,337	678
Redeemable convertible preferred stock	—	56,977
Total stockholders' equity (deficit)	22,287	(97,677)

About Traffic.com

Traffic.com® is the leading provider of personalized traffic information for drivers coast to coast. Through the industry's most comprehensive data collection infrastructure, Traffic.com offers consumers real-time customized traffic reports in 50 metropolitan areas. These personalized consumer reports are complete with predictive traffic trends, vehicle speeds, congestion levels, travel times, and delay times delivered via web, wireless device, radio, television, and in-vehicle navigation systems. Traffic.com's ability to distribute traffic information via specialized data feeds and across multiple platforms creates unique, cross-platform branding opportunities for advertisers, enabling them to expand their reach and target consumers with useful, relevant content multiple times per day. Traffic.com's growing list of business partners includes AOL, Microsoft, The Weather Channel®, Comcast, Garmin International Inc., Motorola's VIAMOTO™ Solutions, and XM Satellite Radio.

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Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including Traffic.com's history of operating losses, risks associated with its recently expanded business model, the substantial competition it faces, its ability to maintain advertiser relationships and attract additional advertisers, its dependency on government contracts, possible failure of its traffic information management system, and failure to protect its intellectual property or to defend against intellectual property claims of others. These and other risks are described in greater detail in Traffic.com's filings with the Securities and Exchange Commission. Traffic.com may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Traffic.com disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

The Traffic.com logo is a trademark, and Traffic.com is a registered trademark of Traffic.com, Inc. All other product or service names or marks are the property of their respective owners. © 2006 Traffic.com, Inc.

Contact:

Traffic.com, Inc.

Investor:

Timothy Dolan, Integrated Corporate Relations

ir@traffic.com

(610) 407-7400 x2239

 Or

Media:

Jeannine Dooley, Traffic.com, Inc.

jdooley@traffic.com

610-407-7400 x3053